UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/14/2011

Tessera Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50460

Delaware	16-1620029
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3025 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 321-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported in the Current Report on Form 8-K filed by Tessera Technologies, Inc. ("Tessera") on May 12, 2011 (the "Prior 8-K"), director Robert A. Young, Ph.D. was appointed President and Chief Executive Officer of Tessera on May 11, 2011. In connection with such appointment, Dr. Young was removed from the Audit Committee, temporarily leaving the Audit Committee composed of two directors. As reported in the Prior 8-K, under applicable rules of The Nasdaq Stock Market LLC ("Nasdaq"), the Audit Committee is required to be composed of at least three directors, and Tessera will have until November 7, 2011 to appoint a third director to the Audit Committee to comply with that requirement.

Accordingly, on June 14, 2011, Tessera received written notification (the "Notice") from Nasdaq that, as a result of the reduction of the Audit Committee to two members, Tessera no longer complies with Nasdaq's audit committee requirements as set forth in Listing Rule 5605. The Notice confirms that, pursuant to Listing Rule 5605(c)(4), Nasdaq will provide Tessera with a cure period until November 7, 2011 in order to regain compliance.

Tessera intends to appoint an independent and appropriately qualified director to fill the vacancy on the Audit Committee within the cure period in order to ensure Tessera's compliance with Nasdaq's audit committee requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tessera Technologies, Inc.

Date: June 16, 2011	By:	/s/ Michael Anthofer
Michael Anthofer
Executive Vice President and Chief Financial Officer